                            SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No.__)

Filed by the Registrant /X/
Filed by a Party other than the Registrant /_/
Check the appropriate box:
/_/   Preliminary Proxy Statement
/_/ Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/   Definitive Proxy Statement
/_/   Definitive Additional Materials
/_/   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                        PROVIDENT BANKSHARES CORPORATION
     ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/   No fee required
/_/   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

1)    Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------
2)    Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------
4)    Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------
5)    Total fee paid:

      --------------------------------------------------------------------------

/_/   Fee paid previously with preliminary materials.
/_/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:

      --------------------------------------------------------------------------
      2)   Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------
      3)   Filing Party:

      --------------------------------------------------------------------------
      4)   Date Filed:

      --------------------------------------------------------------------------

                        PROVIDENT BANKSHARES CORPORATION
                            114 EAST LEXINGTON STREET
                            BALTIMORE, MARYLAND 21202
                       ----------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 16, 2003

                       ----------------------------------


         The annual meeting of shareholders of Provident Bankshares Corporation ("Provident"), the holding company for Provident Bank, will be held on April 16, 2003 at 10:00 a.m., local time, at the offices of Provident, 114 East Lexington Street, Baltimore, Maryland 21202.

         The purpose of the annual meeting is to consider and vote upon the following matters:

         1.   The election of six directors to a three-year term of office;
         2. The approval of an amendment to the Provident Bankshares Corporation Amended and Restated Stock Option Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,000,000;
         3. The ratification of the appointment of KPMG LLP as independent auditors of Provident for the fiscal year ending December 31, 2003; and
         4. Such other matters as may properly come before the annual meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

         NOTE: The Board of Directors is not aware of any other business to come before the meeting.

         Only shareholders of record at the close of business on February 24, 2003 are entitled to receive notice of the meeting and to vote at the meeting and any adjournment or postponement of the meeting.

         Please complete and sign the enclosed form of proxy, which is solicited by the Board of Directors, and mail it promptly in the enclosed envelope. The proxy will not be used if you attend the meeting and vote in person.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ Peter M. Martin

                                        Peter M. Martin
                                        CHAIRMAN OF THE BOARD AND
                                        CHIEF EXECUTIVE OFFICER

Baltimore, Maryland
March 10, 2003

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE PROVIDENT THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                        PROVIDENT BANKSHARES CORPORATION

                             -----------------------

                                 PROXY STATEMENT

                             -----------------------

         This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Provident Bankshares Corporation ("Provident" or the "Company") to be used at the annual meeting of shareholders of the Company. Provident is the holding company for Provident Bank ("Provident Bank" or the "Bank"). The annual meeting will be held on April 16, 2003 at 10:00 a.m., local time, at Provident's offices at 114 East Lexington Street, Baltimore, Maryland 21202. The 2002 Annual Report to Shareholders, including the consolidated financial statements of the Company for the fiscal year ended December 31, 2002, accompanies this proxy statement, which is first being mailed to shareholders on or about March 10, 2003.

                           VOTING AND PROXY PROCEDURE

                           WHO CAN VOTE AT THE MEETING

         You are entitled to vote your Provident common stock if the records of the Company show that you held your shares as of the close of business on February 24, 2003. As of the close of business on that date, a total of 24,387,808 shares of Provident common stock were outstanding and entitled to vote. Each share of common stock has one vote.

                       ATTENDING AND VOTING AT THE MEETING

         If you are a beneficial owner of Provident common stock held by a broker, bank or other nominee (I.E., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Provident common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

                                  VOTE REQUIRED

         The annual meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Under Maryland corporate law and Provident's Articles of Incorporation and Bylaws, proxies specifying an abstention as to a proposal will cause the shares to be counted toward a quorum, but not counted as voting for or against the proposal.

         In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. In voting on the approval of the amendment to the Provident Bankshares Corporation Amended and Restated Stock Option Plan and/or the ratification of the appointment of KPMG LLP as independent auditors, you may vote in favor of the proposal, vote against the proposal or abstain from voting. These matters will be decided by the affirmative vote of a majority of the votes cast at the annual meeting. On these matters, abstentions and broker non-votes will have no effect on the voting.

                                 VOTING BY PROXY

         The Board of Directors of Provident is sending you this proxy statement for the purpose of requesting that you allow your shares of Provident common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Provident common stock represented at the meeting by properly executed proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR, FOR APPROVAL OF THE AMENDMENT TO THE PROVIDENT BANKSHARES CORPORATION AMENDED AND RESTATED STOCK OPTION PLAN AND FOR RATIFICATION OF KPMG LLP AS INDEPENDENT AUDITORS.

         If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting in order to solicit additional proxies. If the annual meeting is adjourned or postponed, your Provident common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the meeting.

         You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself revoke your proxy.

         If your Provident common stock is held in "street name," you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

         Provident will pay the cost of solicitation of proxies on behalf of its management. In addition to the solicitation of proxies by mail, Innisfree M&A Incorporated, a proxy solicitation firm, will assist Provident in soliciting proxies for the annual meeting for a fee of $15,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of Provident and Provident Bank, without additional compensation. Provident will also request persons, firms and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others, to send proxy materials to, and obtain proxies from, such beneficial owners, and will reimburse such persons for their reasonable expenses in doing so.

                                 STOCK OWNERSHIP

         The following table provides information as of February 24, 2003, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company's outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power.


                                                       NUMBER OF SHARES       PERCENT OF COMMON
NAME AND ADDRESS                                            OWNED             STOCK OUTSTANDING
----------------                                    ---------------------  ----------------------
T. Rowe Price Associates, Inc.                           1,510,667(1)                6.2%
100 E. Pratt Street
Baltimore, Maryland 21202

Barclays Global Investors, NA.                           1,263,962(2)                5.2%
Barclays Global Fund Advisors
Barclays Capital Investments
45 Fremont St., 17th Floor
San Francisco, California  94105

Putnam, LLC. d/b/a Putnam Investments                    1,230,002(3)                5.0%
Putnam Investment Management, LLC.
The Putnam Advisory Company, LLC.
One Post Office Square
Boston, Massachusetts  02109

and

Marsh & McLennan Companies, Inc.
1166 Avenue of the Americas
New York, NY  10036

-------------------------

(1) Based on information filed in a Schedule 13G with the U.S. Securities and Exchange Commission on February 11, 2003. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.
(2) Based on information filed in Schedule 13G with the U.S. Securities and Exchange Commission on February 13, 2003, and includes shares held by each of Barclays Global Investors, N.A., Barclays Global Fund Advisors and Barclays Capital Investments. The shares reported are reported to be held by the company in trust accounts for the economic benefit of the beneficiaries of those accounts. Barclays Global Investors, NA., Barclays Global Fund Advisors and Barclays Capital Investments filed a joint
     Schedule 13G to report such beneficial holdings together with the following entities, each of which reported that it did not individually beneficially own any shares of Provident common stock: Barclays Global Investors, Ltd, Barclays Life Assurance Company Limited, Barclays Bank PLC, Barclays Capital Securities Limited, Barclays Private Bank & Trust (Isle of Man) Limited, Barclays Private Bank and Trust (Jersey) Limited, Barclays Bank Trust Company Limited, Barclays Private Bank and Trust Limited (Sussie) and Barclays Trust and Banking Company (Japan) Limited.
(3) Based on information filed in a Schedule 13G with the U.S. Securities and Exchange Commission on February 14, 2003, and includes shares held by each of Putnam Investment Management, LLC and Putnam Investments. Putnam Investments, which is a wholly owned subsidiary of Marsh & McLennan Companies, Inc., wholly owns two registered investment advisers: Putnam Investment Management, LLC., which is the investment adviser to the Putnam family of mutual funds and The Putnam Advisory Companies, LLC., which is the investment advisor to Putnam's institutional clients. Both subsidiaries have dispository power over the shares as investment managers, but each of the mutual fund's trustees have voting power over the shares held by each fund, and The Putnam Advisory Company, LLC. has shared voting power over the shares held by the institutional clients. Pursuant to Rule 13d-4, Marsh & McLennan and Putnam Investment Management, LLC declared that the filing of the Schedule 13G is not to be deemed an admission by either or both of them that they are, for the purposes of Section 13(d) or 13(g) the beneficial owner of any securities covered by the Schedule 13G, and further stated that neither of them have any power to vote or dispose of, or direct the voting or disposition of, any of the securities covered by the Schedule 13G.

         The following table provides information about the shares of Provident common stock that may be considered to be owned by each director, nominee or named executive officer of Provident and by all its directors and executive officers as a group as of February 24, 2003. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.


                                                                  NUMBER           NUMBER OF
                                                                OF SHARES      SHARES THAT MAY BE
                                                                  OWNED         ACQUIRED WITHIN 60        PERCENT OF
                                                                (EXCLUDING     DAYS BY EXERCISING        COMMON STOCK
  NAME                                                           OPTIONS)           OPTIONS           OUTSTANDING(10)(11)
  ----                                                          ----------   -----------------------  -------------------
   DIRECTORS
Melvin A. Bilal...........................................          731              17,575                     *
Thomas S. Bozzuto.........................................        5,392              14,297                     *
Kevin G. Byrnes...........................................        2,000                   0                     *
Ward B. Coe, III, Esquire.................................          764(1)           19,873                     *
Charles W. Cole, Jr.......................................        4,498              18,981                     *
Pierce B. Dunn............................................       43,551(2)           20,389                     *
Enos K. Fry...............................................        8,528(3)           42,523                     *
Gary N. Geisel............................................       12,204(4)          110,198                     *
Mark K. Joseph............................................       12,426              20,389                     *
Barbara B. Lucas..........................................        2,915              19,873                     *
Peter M. Martin...........................................      138,128(5)           87,000                     *
Frederick W. Meier, Jr....................................        4,220              12,213                     *
Sister Rosemarie Nassif...................................        1,401              19,112                     *
Francis G. Riggs..........................................       85,457(6)           17,575                     *
Sheila K. Riggs...........................................       47,234(7)           17,575                     *
Carl W. Stearn............................................       42,181              59,893                     *
Donald E. Wilson..........................................          100               2,500                     *
    NAMED EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS
Richard J. Oppitz.........................................       10,260(8)           32,495                     *
Dennis A. Starliper.......................................       25,709(9)           35,829                     *
All directors and executive officers as a group
    (19 persons).....................................           445,911             568,290                     4.2%

----------------------------
(1)    Includes 700 shares held as trustee for mother's trust.
(2) Includes 135 shares held by spouse; 1,903 shares held as custodian; and 29,302 shares held as trustee.
(3)    Includes 6,977 shares held in 401(k) plan and 911 shares held by spouse.
(4)    Includes 4,471 shares held in 401(k) plan.
(5)    Includes 9,738 shares held in 401(k) plan.
(6)    Includes 13,269 shares held as custodian.
(7)    Includes 2,424 shares held as custodian.
(8)    Includes 8,959 shares held in 401(k) plan.
(9)    Includes 23,289 shares held in 401(k) plan.
(10)   Less than 1%, unless otherwise indicated.
(11) Percentages with respect to each person or group of persons have been calculated on the basis of 24,387,808 shares of Provident's common stock, the number of shares of the Company's common stock outstanding and entitled to vote as of February 24, 2003, plus the number of shares of the Company's common stock which such person or group of persons has the right to acquire within 60 days after February 24, 2003 by the exercise of stock options.

                        PROPOSAL 1. ELECTION OF DIRECTORS

       Provident's Board of Directors consists of 17 directors, of which 13 are independent directors and four are members of management. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. The Board of Directors' nominees for election this year, to serve for a three-year term, or until their respective successors have been elected and qualified, are Pierce B. Dunn, Mark K. Joseph, Peter M. Martin, Sheila K. Riggs, Kevin G. Byrnes and Donald E. Wilson.

       If any nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board has no reason to believe that any of the persons named will be unable or unwilling to serve. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

     INFORMATION WITH RESPECT TO NOMINEES, CONTINUING DIRECTORS AND CERTAIN
                               EXECUTIVE OFFICERS

       Information regarding the nominees for election at the annual meeting, as well as information regarding the continuing directors whose terms expire in 2004 and 2005, is provided below. Unless otherwise stated, each nominee has held his or her current occupation for the last five years. The age indicated in each nominee's biography is as of December 31, 2002. The indicated period for service as a director includes service as a director of Provident Bank.

                       NOMINEES FOR ELECTION OF DIRECTORS

       PIERCE B. DUNN is Chairman of the Board of MIRCON, Inc., an environmental and engineering company. Mr. Dunn serves as Chairperson of Provident's Audit Committee. Age 52. Director since 1987.

       MARK K. JOSEPH is Chairman and Chief Executive Officer of Municipal Mortgage and Equity, LLC (Muni Mae), a real estate finance company. Mr. Joseph is also the founding Chairman of the Board of The Shelter Group, a real estate development, property and asset management company. Age 64. Director since 1993.

       PETER M. MARTIN has been Chairman of the Board and Chief Executive Officer of Provident and Provident Bank since 1998. Mr. Martin also served as President of Provident and Provident Bank from 1990 until January 2001 and has been employed by Provident and Provident Bank since 1990. Age 65. Director since 1990.

       SHEILA K. RIGGS is the Chairman of the Maryland Health and Higher Educational Facilities Authority, which issues bonds to finance health care and higher education facilities. Mrs. Riggs serves as Chairperson of Provident's Compensation Committee. Age 59. Director since 1982.

       KEVIN G. BYRNES joined Provident in 2002 as Senior Executive Vice President. Previously, he was Regional Executive in charge of the upstate operations of Chase Manhattan Bank in Rochester, New York. Age 55. Director since 2002.

       DONALD E. WILSON is Vice President for Medical Affairs of the University of Maryland and Dean of the School of Medicine. Age 67. Director since 2002.

                         DIRECTORS CONTINUING IN OFFICE

       The following directors have terms ending in 2004:

       MELVIN A. BILAL is an attorney engaged in the private practice of law. Formerly, he served as President of Bilal Consulting. Previously, Mr. Bilal was the owner and Managing Executive of the Bilal Group, Inc., a provider of long and short term staffing needs. Prior to holding this position, he was President and founder of Security America Services, Inc., a security consulting firm. Age
60. Director since 1992.

       WARD B. COE, III is a partner in the law firm of Whiteford, Taylor & Preston, LLP. Age 57. Director since 1997.

       FREDERICK W. MEIER, JR. is President of Lord Baltimore Capital Corp., formerly ATAPCO Capital Management Group. Prior to being elected to this position in 1996, Mr. Meier was an Executive Vice President of First Maryland Bancorp and First National Bank of Maryland. Age 59. Director since 1997.

       SISTER ROSEMARIE NASSIF is President of Holy Names College, Oakland, California. Previously, Sister Nassif was Executive Director of the Fund for Educational Excellence. Prior to this position, she was President of the College of Notre Dame of Maryland. Age 61. Director since 1992. Sister Nassif has advised the Board of Directors of her intention to retire from the Board following the annual meeting of shareholders.

       GARY N. GEISEL has been President and Chief Operating Officer (COO) of Provident and Provident Bank since January 2001. Before becoming President and COO, Mr. Geisel had been a member of Provident Bank's Office of the Chairman since its creation in 1999 and Group Manager, Community Banking, of Provident Bank since 1997. Prior to joining Provident Bank, Mr. Geisel was an executive officer with Citizens Bank of Maryland. Age 54. Director since 2001.

       The following directors have terms ending in 2005:

       THOMAS S. BOZZUTO is Chief Executive Officer of The Bozzuto Group, a full-service residential development company located in Greenbelt, Maryland. Mr. Bozzuto serves as Chairperson of Provident's Nominating Committee. Age 56. Director since 1998.

       CHARLES W. COLE, JR. is Chairman of the Board of Legg Mason Trust F.S.B. and was previously Vice Chairman of the Board and Managing Director of Brown Investment Advisory and Trust Co. Prior to that position, Mr. Cole was the President and Chief Executive Officer of First Maryland Bancorp and the First National Bank of Maryland. Age 67. Director since 1995.

       BARBARA B. LUCAS is Senior Vice President and Corporate Secretary of The Black & Decker Corporation. Age 57. Director since 1996.

       FRANCIS G. RIGGS is Executive Vice President and a director of Riggs, Counselman, Michaels & Downes, Inc., an insurance brokerage company. Age 65. Director since 1972.

       CARL W. STEARN served as Chairman of the Board and Chief Executive Officer of Provident and Provident Bank prior to his retirement in 1998. He serves as Chairperson of Provident's Executive Committee. Age 70. Director since 1990. Mr. Stearn will reach his seventieth birthday before the upcoming annual meeting of stockholders. Therefore, consistent with Provident's Bylaws, Mr. Stearn has advised the Board of Directors of his intention to retire from the Board following the annual meeting of shareholders.

       ENOS K. FRY has been Group Manager, Washington Metro Area, of Provident Bank since 1997. Prior to joining Provident Bank, he served in various executive capacities with Citizens Savings Bank, F.S.B., including President, director and Vice Chairman of the Board, until Citizens Savings was acquired by Provident Bank in 1997. Age 59. Director since 1997.

               NAMED EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS

       RICHARD J. OPPITZ is an Executive Vice President of Provident Bank. Previously, Mr. Oppitz served as a member of Provident Bank's Office of the Chairman, Group Manager, Commercial Banking and Managing Director, Credit Administration Division. Age 56.

       DENNIS A. STARLIPER is Executive Vice President and Chief Financial Officer of Provident and Provident Bank. Previously, Mr. Starliper served as a Group Manager, Treasurer and Managing Director, Treasury Division, of Provident Bank. Age 56.

                MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES
                            OF THE BOARD OF DIRECTORS

       The Board of Directors of Provident conducts business through meetings and the activities of the Board and its committees. The Board of Directors generally meets on a monthly basis and may have additional meetings as needed. During the fiscal year ended December 31, 2002, the Board of Directors held 12 meetings. The Company has been reviewing its corporate governance policies and practices. This includes comparing its current policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and practices of other public companies. Based upon this review, the Company expects to adopt any changes that the Board of Directors believes are the best corporate governance policies and practices for the Company. The Company will adopt changes, as appropriate, to comply with the Sarbanes-Oxley Act of 2002 and any rule changes made by the Securities and Exchange Commission and the Nasdaq National Market.

       All of the directors of the Company attended at least 75% of the total number of Board meetings held and committee meetings on which such directors served during the fiscal year ended December 31, 2002. The Board of Directors of the Company and Bank maintain committees, the nature and composition of which are described below.

       AUDIT COMMITTEE. The Audit Committee consists of Messrs. Dunn, Coe, Cole, Joseph and Meier. The committee reviews and reports to the Board of Directors on examinations of Provident Bank and its subsidiaries by regulatory authorities, recommends the independent auditor for appointment by the Boards of Provident and Provident Bank, reviews the scope of the work of the independent auditor and their reports, and reviews the activities and actions of the Bank's internal auditors. The Audit Committee met eight times during 2002.

       COMPENSATION COMMITTEE. The Compensation Committee consists of Mrs. Riggs, Mrs. Lucas, Sister Nassif and Messrs. Bozzuto, Cole, Dunn and Riggs. The committee reviews and determines salaries and other benefits for executive and senior management of Provident and its subsidiaries, reviews and determines employees to whom stock options are to be granted and the terms of such grants, and reviews the selection of officers who participate in incentive and other compensatory plans and arrangements. The Compensation Committee met five times during 2002.

       NOMINATING COMMITTEE. The Nominating Committee consists of Mr. Bozzuto, Mrs. Lucas and Messrs. Bilal, Coe and Fry. The committee nominates persons for election to the Board of Directors of Provident and Provident Bank. The Nominating Committee will consider shareholder recommendations submitted to it in writing in care of Provident in accordance with the Company's Bylaws. The Nominating Committee met three times during 2002.

                             DIRECTORS' COMPENSATION

       Each outside director of Provident and Provident Bank receives an annual retainer of $14,000 for service as director. Each outside director also receives a fee of $1,000 for attendance at regular or special Board meetings, except that a single fee is paid if the Provident and Provident Bank Board meetings are held on the same day. Finally, outside directors who are members of Board committees receive a fee of $1,000 for attendance at committee meetings, while the chairpersons of such committees receive a fee of $1,150 for attendance at committee meetings.

       Provident and Provident Bank have a deferred compensation plan for non-employee directors. Each year, a director may elect to defer payment of all or part of the director's fees for that year until the individual ceases to be a director. Interest is accrued on the deferred amount at the prime rate. Payment of the deferred amount may be made to the director or to his or her beneficiary. In addition, non-employee directors are eligible to receive options under the Provident Bankshares Corporation Amended and Restated Stock Option Plan (the "Stock Option Plan"). The Non-Employee Directors' Severance Plan provides that if a director's service is terminated following a "change in control" (as defined in the Plan) of Provident or the Bank, the director will be entitled to receive a payment equal to five times the director's annual retainer.

                             EXECUTIVE COMPENSATION

                           SUMMARY COMPENSATION TABLE

         The following information is furnished for the Chief Executive Officer and all other executive officers of Provident and Provident Bank employed during the fiscal year by the Company and the Bank who received salary and bonus in excess of $100,000 during fiscal 2002. These persons are sometimes referred to in this proxy statement as the "named executive officers."

                                                             ANNUAL COMPENSATION
                                                   ----------------------------------------

                                                                                OTHER        SECURITIES
                                                                                ANNUAL       UNDERLYING     ALL OTHER
           NAME AND PRINCIPAL               FISCAL    SALARY      BONUS      COMPENSATION     OPTIONS      COMPENSATION
                POSITIONS                    YEAR       ($)        ($)           ($)            (#)          ($)(2)
------------------------------------------  ------- ----------- ----------- --------------- ------------- --------------
Peter M. Martin                              2002     $530,000    $265,000     $2,950          20,000        $59,448
   Chairman of the Board and                 2001      500,000           0      2,641(1)           --         94,739
   Chief Executive Officer of Provident      2000      465,000     146,000      2,336(1)       42,000         82,552
   and Provident Bank


Gary N. Geisel                              2002      $328,600    $164,300     $   --          15,000        $8,250
   President and Chief Operating Officer    2001       310,000           0         --          52,500         7,650
   of Provident and Provident Bank          2000       248,600      53,000         --          21,000         7,650
                                             --

Richard J. Oppitz                           2002      $256,732     $77,020     $    --         15,000        $8,250
   Executive Vice President,                2001       248,050           0          --             --         7,650
   Consumer Banking                         2000       225,500      44,000          --         21,000         6,119
   Provident Bank


Dennis A. Starliper                         2002      $238,695     $95,475     $    --         20,000        $7,071
   Chief Financial Officer of Provident     2001       229,515           0          --             --         7,148
   and Executive Vice President and Chief   2000       208,650      41,000          --          12,600        6,831
   Financial Officer of Provident Bank

----------------------------
(1) Represents grossed-up reimbursement for the tax effect of reportable incremental imputed income for the split dollar insurance agreements.
(2) The amounts shown in this column for the last fiscal year are derived from the following figures for Mr. Martin: $8,250 of employer-provided contributions under the Bank's 401(k) plan, and $51,198 in economic value of Bank-paid split-dollar life insurance premiums. The amounts shown for Messrs. Geisel, Oppitz and Starliper were employer-provided contributions under the Bank's 401(k) plan.

                          CHANGE IN CONTROL AGREEMENTS

         Provident and Provident Bank have entered into change in control agreements with Messrs. Martin, Geisel, Oppitz and Starliper. Each agreement is extended on a daily basis unless written notice of non-renewal is given by the Board of Directors. The agreements provide that if involuntary termination or, under certain circumstances, voluntary termination follows a change in control of the Company or the Bank, the executive officer is entitled to receive a severance payment equal to three times his average annual compensation for the five most recent taxable years preceding termination. The Company or the Bank would also continue and pay for life, health and disability coverage for 36 months following termination. Payments to the executive officer under the agreements are paid by the Company to the extent that payments (or other benefits) are not paid by the Bank. Notwithstanding that both the Company and the Bank change in control agreements provide for a severance payment in the event of a change in control, no duplicate payments would be made under the agreements.

                               STOCK OPTION GRANTS

         The following table lists all grants of options under the Stock Option Plan to the named executive officers for fiscal year 2002 and contains certain information about potential value of those options based upon certain assumptions as to the appreciation of the Company's stock over the life of the option.

                       OPTIONS GRANTS IN LAST FISCAL YEAR

                                           % OF TOTAL                                POTENTIAL REALIZABLE VALUE AT
                            NUMBER OF        OPTIONS      EXERCISE                      ASSUMED ANNUAL RATES OF
                            SECURITIES     GRANTED TO        OR                         STOCK PRICE APPRECIATION
                            UNDERLYING      EMPLOYEES       BASE                             FOR OPTIONS(1)
                             OPTIONS           IN           PRICE      EXPIRATION    ----------------------------
      NAME                   GRANTED       FISCAL YEAR      SHARE         DATE            5%            10%
--------------------      -------------    ------------  -----------  ------------   ----------------------------
Peter M. Martin               20,000          4.9%          $24.68      01/16/12       $310,400       $786,800

Gary N. Geisel                15,000          3.7%          $24.68      01/16/12       $232,800       $590,100

Richard J. Oppitz             15,000          3.7%          $24.68      01/16/12       $232,800       $590,100

Dennis A. Starliper           20,000          4.9%          $24.68      01/16/12       $310,400       $786,800

-----------------------------
(1) One half of Mr. Martin's options were fully vested and exercisable as of January 16, 2002. The remaining half became fully vested and exercisable as of January 16, 2003. The options granted to Messrs Geisel, Oppitz and Starliper became exercisable in three equal installments commencing on January 16, 2003. Under the Stock Option Plan, all options become immediately exercisable upon optionee's termination of employment due to death or disability or upon a change in control.

(2) The dollar gains under these columns result from calculations required by the Securities and Exchange Commission's ("SEC") rules and are not intended to forecast future price appreciation of the common stock. It is important to note that options have value only if the stock price increases above the exercise price shown in the table during the effective option period. In order for the executive to realize the potential values set forth in the 5% and 10% columns in the table, the price per share of Provident's common stock would be approximately $40.20 and $64.02, respectively, as of the expiration date of the options.

                       STOCK OPTION EXERCISES AND HOLDINGS

         The following table reflects all stock option exercises by the named executive officers during fiscal year 2002 and includes the number of shares covered by all remaining unexercised stock options as of December 31, 2002. Also reported are the values for "in-the-money" options which represent the difference between the exercise price of any such remaining unexercised options and the year-end market price of the common stock.

                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                             AND FISCAL YEAR END OPTION VALUE


                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                                              OPTIONS AT FISCAL YEAR       IN-THE-MONEY OPTIONS
                                                                     END (#)            AT FISCAL YEAR END ($)(1)
                                                             ------------------------- -----------------------------
                                     SHARES
                                   ACQUIRED ON     VALUE
            NAME                   EXERCISE(#)   REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
------------------------------     ------------ ------------  -----------  -------------  -----------  --------------
Peter M. Martin                       27,543     $393,589      77,000       65,125        $458,700      $271,215

Gary N. Geisel                        16,000      161,680      76,517       78,244         328,643       226,610

Richard J. Oppitz                     25,527      266,247      25,064       51,994          85,451       167,810

Dennis A. Starliper                    6,000       93,162      27,947       25,416         197,950        19,320

--------------------------------
(1) The closing price of the common stock on December 31, 2002 (the last trading day of 2002) was $23.11.

                                  PENSION PLANS

         The following table sets forth the estimated annual pension benefits payable to a participant at normal retirement age (age 65) under Provident Bank's Pension Plan, based on both the remuneration that is covered under this plan and years of service with Provident and its subsidiaries.

                                                               YEARS OF SERVICE
                           -----------------------------------------------------------------------------------------
     REMUNERATION               15                20                25                30                  35
-----------------------    --------------   ---------------   ---------------  -----------------    ----------------
              $125,000           $26,250           $35,000           $43,750            $43,750             $43,750
               150,000            31,500            42,000            52,500             52,500              52,500
               175,000            36,750            49,000            61,250             61,250              61,250
               200,000            42,000            56,000            70,000             70,000              70,000
               225,000            47,250            63,000            78,750             78,750              78,750
               250,000            52,500            70,000            87,500             87,500              87,500
               275,000            57,750            77,000            96,250             96,250              96,250
               300,000            63,000            84,000           105,000            105,000             105,000
               325,000            68,250            91,000           113,750            113,750             113,750
               350,000            73,500            98,000           122,500            122,500             122,500
               375,000            78,750           105,000           131,250            131,250             131,250
               400,000            84,000           112,000           140,000            140,000             140,000
               425,000            89,250           119,000           148,750            148,750             148,750
               450,000            94,500           126,000           157,500            157,500             157,500

         This table reflects the annual benefits payable at the executive officer's 65th birthday in the form of an annuity for the executive officer's life with a 15-year guarantee in favor of the executive officer's spouse. Under this form, should the executive officer die within 15 years after the benefits start, the executive's surviving spouse, if any, will continue to receive the same pension benefits until the end of that 15-year period. The table also reflects the maximum benefits payable under the Provident Bank of Maryland Pension Plan, a tax-qualified, funded plan and certain supplemental retirement income agreements providing 50% of the excess (unfunded benefits). The benefits reflected in the table are offset or reduced by 100% of the executive officer's estimated primary Social Security benefit.

         The following table sets forth the respective years of service credited for Pension Plan purposes as of December 31, 2002, and the estimated years of service at the respective normal retirement dates for the named executive officers.

                                      YEARS OF
                                      SERVICE         YEARS OF SERVICE
 NAME                               AT 12/31/02      AT NORMAL RETIREMENT
--------                         ----------------   ----------------------

Peter M. Martin                        12.8                 13.4

Gary N. Geisel                          5.2                 16.6

Richard J. Oppitz                       9.8                 18.8

Dennis A. Starliper                    17.5                 26.5

         Provident also has supplemental retirement income agreements with Messrs. Martin and Geisel. Mr. Martin's agreement will pay Mr. Martin 72.3% of 70% of his final pay, reduced by Social Security and the age-65 benefit accrued under the Bank's Pension Plan, and then proportionately reduced for years of service less than 25. Mr. Geisel's agreement will pay 70% of his final pay, reduced by Social Security, the age-65 benefit accrued under the Bank's Pension Plan, and then proportionately reduced for each year Mr. Geisel's retirement precedes age 65.

         THE FOLLOWING REPORTS OF THE COMPENSATION COMMITTEE AND AUDIT COMMITTEE AND THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES EXCHANGE ACT OF 1934 (THE "EXCHANGE ACT"), EXCEPT TO THE EXTENT THAT PROVIDENT SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

         REPORT OF THE COMPENSATION COMMITTEE

         COMMITTEE REPORT ON EXECUTIVE COMPENSATION. Recommendations regarding all of the components of the compensation of Provident's Chairman and Chief Executive Officer are made by the Board's seven member Compensation Committee to, and are approved by, the Board of Directors. The Board of Directors did not reject or modify in any material way any of the recommendations of the Compensation Committee during fiscal year 2002. Each member of the Compensation Committee is a non-employee director. The following report has been prepared by the Compensation Committee and addresses the compensation policies of Provident for 2002 as they affected Mr. Martin, the Chairman and Chief Executive Officer, and other named executive officers.

         EXECUTIVE OFFICER COMPENSATION POLICIES AND OBJECTIVES. The policies and objectives of the Compensation Committee are designed to assist Provident and its subsidiaries in attracting and retaining qualified executives, to recognize individual contributions toward the achievement of short and long-term performance goals and to align closely the financial interests of the senior managers of Provident and its subsidiaries with those of its shareholders. In furtherance of these objectives, Provident maintains a compensation program for executive officers that consists of both cash and equity-based compensation. From time to time the Compensation Committee retains independent compensation consultants to work with it on executive compensation matters. The Compensation Committee also has access to competitive data regarding executive compensation levels and practices.

         Salary levels for all employees, including executive officers, are set so as to reflect the duties and levels of responsibilities inherent in the position and to reflect competitive conditions in the banking business in the Company's market area. Comparative salaries paid by other financial institutions are considered in establishing the salary for a given position. The Compensation Committee also utilizes surveys prepared by trade groups and independent benefits consultants. Base salaries for all employees, including the executive officers, are reviewed annually by the Compensation Committee, taking into account the competitive level of pay as reflected in the surveys consulted. In setting base salaries, the Compensation Committee also considers a number of factors relating to the particular executive, including individual performance, job responsibilities, level of experience, ability and knowledge of the job. These factors are considered subjectively in the aggregate and none of the factors is accorded a specific weight.

         EXECUTIVE COMPENSATION PROGRAMS AND RELATIONSHIP TO PERFORMANCE. The annual compensation of Provident's named executive officers consists of a base salary and an annual bonus. In the case of Messrs. Martin and Geisel, this annual bonus is determined under the terms of the Provident Bankshares Corporation Executive Incentive Plan ("EIP") and, in the case of Messrs. Starliper and Oppitz, the Executive Vice Presidents Incentive Plan ("EVIP"). The Compensation Committee establishes, on an annual basis, the base salary of the Chief Executive Officer, generally based upon a review of the performance of the Chief Executive Officer during the prior year and competitive data for that position. The Chief Executive Officer recommends to the Compensation Committee a salary level for the other named executive officers based upon a performance review of each executive officer. The Compensation Committee also approves the eligibility of key executives to receive bonus awards under the EIP, the EVIP and other Company sponsored incentive plans and is responsible for the granting of options under the Stock Option Plan.

         EXECUTIVE INCENTIVE PLAN AND EXECUTIVE VICE PRESIDENTS INCENTIVE PLAN. Under the EIP and the EVIP an incentive bonus may be paid to executives in part based upon the financial performance of the Company and in part based upon the performance of the individual eligible to be awarded bonuses under the Plan. For purposes of establishing the criteria for the corporate performance-based portion of an incentive bonus award, three after-tax net income targets for the upcoming year are established: threshold, budget and maximum. Additionally, the Compensation Committee sets a percentage of base salary to be eligible to be received as incentive compensation at each of the threshold, budget and maximum targets. If after-tax net income reaches the threshold, budget or maximum targets, participants will automatically receive 75% of the designated percentage of base salary as corporate performance-based incentive compensation. In the event that after-tax net income is less than the threshold after-tax net income target, no corporate performance-based incentive compensation is payable. The remaining 25% of the incentive bonus award is discretionary based on individual performance as compared to goals outlined in the EIP and the EVIP; namely: management of the Company with emphasis on development and retention of key personnel; implementation of new initiatives; financial progress in addition to net earnings; and risk management. The Compensation Committee reviews the terms of the EIP and EVIP each year to assure that, in operation, they are furthering the Committee's compensation policy objectives. Incentive compensation earned under the EIP and the EVIP is paid within one month of the end of the fiscal year. Payment of all or any part of the incentive compensation earned under the EIP and the EVIP may be deferred.

         STOCK OPTION PLAN. Long-term incentives for the named executive officers are provided through the Stock Option Plan. The Stock Option Plan authorizes the issuance of non-qualified stock options to key officers and certain employees of Provident and its subsidiaries. Subject to the general limits prescribed by the Stock Option Plan, the Compensation Committee has the authority to determine the individuals to whom stock options are awarded, the terms of the options and the number of shares subject to each option. Although the Compensation Committee's decisions are discretionary and no specific formula is used in the decision-making, the number of options granted is based generally upon position level and performance. Through the award of stock options, the objective of aligning the long-range interests of the executive officers with those of the shareholders is met by providing the executive officers with the opportunity to build a meaningful ownership stake in Provident.

         OTHER COMPENSATION PLANS. The named executive officers participate in the Company's health and welfare and qualified retirement plans on the same terms as non-executive employees who meet the applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these plans.

         In addition to the qualified retirement plans, Provident has entered into supplemental retirement agreements with Messrs. Martin and Geisel which, for Mr. Martin, will pay 72.3% of 70% of final pay, reduced by Social Security and the age-65 benefit accrued under the Bank's Pension Plan, and then proportionately reduced for less than 25 years of service. Mr. Geisel's agreement will pay 70% of final pay, reduced by Social Security, the age-65 benefit accrued under the Bank's Pension Plan, and then proportionately reduced for each year Mr. Geisel's retirement precedes age 65. The supplemental retirement agreements are unfunded, so that amounts payable represent unsecured liabilities of the Bank, subject to the claims of secured creditors. The Bank has also purchased four insurance policies on the life of Mr. Martin. Two policies are split-dollar arrangements, subject to collateral assignment agreements. The other two are corporate-owned life insurance policies. The Bank has purchased one corporate-owned life insurance policy on the life of Mr. Geisel.

         CHIEF EXECUTIVE OFFICER COMPENSATION. The Compensation Committee set Mr. Martin's base compensation for fiscal year 2002 at $530,000, in a manner consistent with the base salary guidelines applied to executive officers of the Company as described above. In recognition of Mr. Martin's contribution to the successful implementation of measures to improve the financial performance of Provident Bank, the earnings growth and the increase in the return on and amount of shareholder equity, the Compensation Committee increased Mr. Martin's base salary for 2002, which represents a 6% increase over his 2001 base salary. For Mr. Martin's 2002 bonus, the Compensation Committee recognized, among other accomplishments, the Bank's net income, earnings per share, return on assets, return on equity, succession planning and management transition in 2002. The threshold target for 2002 was met, resulting in a formula and performance driven pay out of $265,000. See "--EXECUTIVE COMPENSATION PROGRAMS AND RELATIONSHIP TO PERFORMANCE "and "--EXECUTIVE INCENTIVE PLAN AND EXECUTIVE VICE PRESIDENTS INCENTIVE PLAN."

         COMPENSATION OF OTHER NAMED EXECUTIVE OFFICERS. Decisions regarding the base salaries of the other named executive officers are communicated to the Compensation Committee by the Chief Executive Officer. The decisions as to the salaries of the other named executive officers are based upon a review of their performance during the prior year provided by the Chief Executive Officer. The Compensation Committee did not reject or modify in any material way any of the decisions of the Chief Executive Officer concerning the base salaries of the other named executive officers for 2002.

       SUBMITTED BY THE COMPENSATION COMMITTEE OF THE PROVIDENT BANKSHARES
                         CORPORATION BOARD OF DIRECTORS

                          SHEILA K. RIGGS (CHAIRPERSON)
                                THOMAS S. BOZZUTO
                              CHARLES W. COLE, JR.
                                 PIERCE B. DUNN
                                BARBARA B. LUCAS
                             SISTER ROSEMARIE NASSIF
                                FRANCIS G. RIGGS

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         No executive officer of the Company or the Bank serves or has served as a member of the compensation committee of another entity, one of whose executive officers serves on the Compensation Committee of the Company or the Bank. No executive officer of the Company or the Bank serves or has served as a director of another entity, one of whose executive officers serves on the Compensation Committee of the Company or the Bank.

                                PERFORMANCE GRAPH

         The SEC requires that Provident include in this proxy statement a line-graph comparing cumulative shareholder returns as of December 31 for each of the last five years among the common stock, a broad market index and either a nationally-recognized industry standard or an index of peer companies selected by Provident, assuming in each case both an initial $100 investment and reinvestment of dividends. Consistent with past practice, the Board of Directors has selected the Nasdaq Market Index as the relevant broad market index because prices for the common stock are quoted on the Nasdaq National Market. Additionally, the Board of Directors has selected the Middle Atlantic Banks Index as the relevant industry standard because such index consists of financial institutions which are headquartered in the mid-Atlantic region and the Board believes that such institutions generally possess assets, liabilities and operations more similar to those of Provident and its subsidiaries than other publicly-available indices.

                            COMPARATIVE TOTAL RETURNS
          PROVIDENT BANKSHARES CORPORATION, THE NASDAQ MARKET INDEX AND
                    THE MG INDEX FOR THE MID-ATLANTIC REGION


                     [STOCK PERFORMANCE GRAPH APPEARS HERE]

-------------------------------------------------------------------------------------------------------------------
                                     Summary

                                            12/31/97    12/31/98     12/31/99    12/29/00    12/31/01     12/31/02
                                            --------    --------     --------    --------    --------     --------
Provident Bankshares Corporation             $100.00    $  83.29     $  62.46    $  82.79    $ 104.77     $ 103.33
Nasdaq Market Index                          $100.00    $ 141.04     $ 248.76    $ 156.35    $ 124.64     $  86.94
MG Index For The Mid-Atlantic Region         $100.00    $ 110.07     $  87.10    $  98.57    $ 101.65     $  97.21
Notes:
A.  The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.  The indices are reweighted daily, using the market capitalization on the previous trading day. C. If the monthly interval, based on the fiscal year-end is not a trading day, the preceding trading day is used.
D.  The index level for all series was set to $100.00 on December 31, 1997.

-------------------------------------------------------------------------------------------------------------------

                COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         Section 16(a) of the Securities Exchange Act of 1934 requires Provident's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of the Company's executive officers and directors has complied with applicable reporting requirements for transactions in Provident's common stock during the fiscal year ended December 31, 2002.

                          TRANSACTIONS WITH MANAGEMENT

         Periodically, Provident Bank may engage in lending transactions with its officers and directors, as well as entities associated with such persons. Such transactions are made in the ordinary course of business and on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons. Loans to such persons do not involve more than the normal risk of collectibility or present other unfavorable features.

         Ward B. Coe, III is a director of Provident and Provident Bank. Mr. Coe is a partner in the law firm of Whiteford, Taylor & Preston, LLP, which provided legal services to Provident and Provident Bank during the fiscal year ended December 31, 2002.

                            EMPLOYEE CODE OF CONDUCT

         Since the Company's inception in 1987, it has had a Code of Conduct. The Company requires all employees to adhere to the Code of Conduct in addressing the legal and ethical issues encountered in conducting their work. The Code of Conduct requires that the Company's employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company's best interest. The Company also provides training for its employees on the Code of Conduct and their legal obligations.

         Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Conduct. The Sarbanes-Oxley Act of 2002 will require companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

          PROPOSAL 2. AMENDMENT OF THE PROVIDENT BANKSHARES CORPORATION
                     AMENDED AND RESTATED STOCK OPTION PLAN

         Provident's shareholders are being asked to approve an amendment to the Provident Bankshares Corporation Amended and Restated Stock Option Plan to increase by 1,000,000 the number of shares of Provident common stock that the Company may issue under the Plan. The Company's Board of Directors adopted the amendment on January 15, 2003 subject to shareholder approval. As of the record date, only 278,875 shares remained available under the Plan for the future grant of options. The Company believes that an adequate reserve of shares available for issuance under the Plan is necessary to enable the Company to compete effectively with other financial institutions to attract and retain key personnel and to secure the services of experienced and qualified persons as directors.

         The Company anticipates that, following the receipt of shareholder approval of the amendment to increase the number of shares available under the Plan, it will, from time to time, grant awards to eligible directors, officers and other employees as part of the Company's overall compensation strategy. However, the Company has not made any specific determinations regarding the persons eligible to receive awards, the size of awards or the terms of awards.

                        SUMMARY OF THE STOCK OPTION PLAN

         The following summary of the Stock Option Plan is qualified in its entirety by the complete provisions of the Plan.

         PARTICIPANTS. All directors, officers and other employees of Provident and its subsidiaries are eligible to participate in the Stock Option Plan.

         TYPES OF AWARDS. The Stock Option Plan authorizes the grant of non-statutory stock options (each an "NSO") to participants. Non-statutory stock options are stock options that do not meet the requirement of Section 422 of the IRC.

         ADMINISTRATION. The Compensation Committee administers the Stock Option Plan. The Compensation Committee also determines the number of shares for which options shall be granted, the price to be paid upon the exercise of each option and the termination date of the options. All of the foregoing determinations are subject to the approval of the Board of Directors.

         NUMBER OF SHARES OF COMMON STOCK AVAILABLE. As noted above, only 278,875 shares currently remain available for issuance in connection with the exercise of options under the Stock Option Plan. Subject to shareholder approval of Proposal 2, the number of shares of common stock available for issuance under the Plan will increase by 1,000,000. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Plan.

         TERMS OF STOCK OPTION GRANTS. The exercise price of each stock option grant will not be less than the fair market value of Provident's common stock on the date of the grant. Options may be exercised in whole or in part once they become exercisable.

         If an option holder ceases to be a director, officer or employee of Provident or its subsidiaries due to death or disability, all of the optionee's options will immediately become fully exercisable and will remain so for a period of 60 days from the date of termination of service, but in no event after their respective expiration dates.

         If an option holder ceases to be director, officer or employee of Provident or its subsidiaries as a result of retirement, all of the optionee's options that were fully exercisable on the date of termination of service will remain exercisable until their respective termination dates. All of the optionee's options that were not exercisable on that date will terminate immediately.

         If an optionee ceases to be a director, officer or employee of Provident or its subsidiaries for any reason other than death, disability or retirement, all of the optionee's options that were fully exercisable on the date of termination of service will remain for a period of 30 days from the date of termination of service, but in no event later than the termination period of the option. All of the optionee's options that were not exercisable on the date of termination will terminate immediately.

         EFFECT OF A CHANGE IN CONTROL. In the event of a change in control (as defined in the Plan) of the Company, each outstanding stock option grant will become fully vested and immediately exercisable.

         AMENDMENT OF THE PLAN. The Board of Directors may generally amend or terminate the Plan at any time, provided that no amendment may adversely affect the rights of an optionee.

         FEDERAL INCOME TAX CONSEQUENCES. The following brief description of the tax consequences of stock option grants under the Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

         There are generally no federal income tax consequences either to the optionee or to the Company upon the grant of an NSO. Upon the exercise of an NSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company, provided the Company properly withholds taxes in respect of the exercise. This disposition of shares acquired upon the exercise of an NSO will result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

         PAYOUT ALTERNATIVES. The Compensation Committee has the sole discretion to determine the form of payment for the exercise of an option. The Committee may indicate acceptable forms in the award agreement covering such options or may reserve its decision to the time of exercise. No option is to be considered exercised until payment in full is accepted by the Committee. The Committee may permit the following forms of payment for options: (1) in cash or by certified check; (2) through borrowed funds, to the extent permitted by law; or (3) by tendering previously acquired shares of common stock. Any shares of common stock tendered in payment of the exercise price of an option shall be valued at the fair market value of the common stock on the date prior to the date of exercise.

         ADJUSTMENTS. In the event of any change in the outstanding shares of Provident's common stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by Provident, the Compensation Committee, in its discretion, may make such adjustments to previously granted awards, to prevent dilution, diminution or enlargement of the rights of the participants. All awards under the Stock Option Plan shall be binding upon any successors or assigns of Provident.

         NONTRANSFERABILITY. No awards under the Stock Option Plan are transferable by the recipient other than by will or the laws of descent and distribution. With the consent of the Compensation Committee, an optionee may designate a person or his or her estate as beneficiary of any award to which the recipient would then be entitled, in the event of the death of the employee.

                      EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information about Company common stock that may be issued upon exercise of options, warrants and rights under the Company's equity compensation plan as of December 31, 2002, including the Amended and Restated Stock Option Plan. The Company's stockholders have approved this plan. PLAN CATEGORY


                                                                                       NUMBER OF SECURITIES
                                                                                       REMAINING AVAILABLE FOR
                                 NUMBER OF SECURITIES TO      WEIGHTED-AVERAGE         FUTURE ISSUANCE UNDER EQUITY
                                 BE ISSUED UPON EXERCISE      EXERCISE PRICE OF        COMPENSATION PLANS
                                 OF OUTSTANDING OPTIONS,      OUTSTANDING OPTIONS,     (EXCLUDING SECURITIES
PLAN CATEGORY                    WARRANTS AND RIGHTS          WARRANTS AND RIGHTS      REFLECTED IN THE FIRST COLUMN)
----------------------------     -------------------------    ---------------------   -------------------------------
Equity compensation plans
approved by security holders           2,401,447                   $17.51                       633,375

Equity compensation plans
not approved by security
holders                                   N/A                        N/A                          N/A

Total                                  2,401,447                   $17.51                       633,375


         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE PROPOSED AMENDMENT TO THE PROVIDENT BANKSHARES CORPORATION AMENDED AND RESTATED STOCK OPTION PLAN.


         PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         Provident's independent auditors for the fiscal year ended December 31, 2002 were KPMG LLP. The Company's Board of Directors reappointed KPMG to continue as independent auditors for the Company for the fiscal year ending December 31, 2003, subject to ratification of such appointment by shareholders. If shareholders do not ratify the appointment of KPMG LLP as independent auditors, the Board of Directors may consider other independent auditors.

         Representatives of KPMG LLP will be present at the annual meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT AUDITORS OF PROVIDENT.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Company's Board of Directors is composed of five non-employee directors and operates under a written charter adopted by the Board of Directors. The Board of Directors has determined that each Audit Committee member is independent in accordance with the currently effective listing standards of the Nasdaq Stock Market.

         The Company's management is responsible for the Company's internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements and issuing an opinion on the conformity of those financial statements with generally accepted accounting principles. The Audit Committee oversees the Company's internal controls and financial reporting process on behalf of the Board of Directors.

         In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

         In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent auditors the auditors' independence from the Company and its management. In concluding that the auditors are independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the auditors were compatible with its independence.

         The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

         In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent auditors who, in their report, express an opinion on the conformity of the Company's financial statements to generally accepted accounting principles. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent auditors do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards or that the Company's independent auditors are in fact "independent."

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors also have approved, subject to stockholder ratification, the selection of the Company's independent auditors.

                          PIERCE B. DUNN (CHAIRPERSON)
                            WARD B. COE, III, ESQUIRE
                              CHARLES W. COLE, JR.
                                 MARK K. JOSEPH
                             FREDERICK W. MEIER, JR.

                                   AUDIT FEES

         The aggregate fees billed to Provident by KPMG LLP for the annual audit and for the review of Provident's Forms 10-Q for the fiscal year 2002 totaled $205,000.

          FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         The aggregate fees billed to Provident by KPMG LLP for financial information systems design and implementation during fiscal year 2002 totaled $0.

                                 ALL OTHER FEES

         The aggregate fees billed to Provident by KPMG LLP for all other non-audit services, including fees for tax-related services, during fiscal year 2002 totaled $106,384.

         The Audit Committee believes that the provision of such non-audit services by KPMG LLP was compatible with maintaining KPMG LLP's independence.

                             ADDITIONAL INFORMATION

                              SHAREHOLDER PROPOSALS

         The Company must receive proposals that shareholders seek to include in the proxy statement for the Company's next annual meeting no later than November 10, 2003. If next year's annual meeting is held on a date more than 30 calendar days from April 16, 2004, a shareholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any shareholder proposals will be subject to the requirements of the proxy rules adopted by the SEC.

         The Company's Bylaws provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before the annual meeting, a shareholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the annual meeting; provided that if less than 100 days' notice or prior public disclosure of the date of the annual meeting is given to shareholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the date of the annual meeting was mailed to shareholders or prior public disclosure of the meeting date was made. A copy of the full text of the Bylaw provisions discussed above may be obtained by writing to the Corporate Secretary at 114 East Lexington Street, Baltimore, Maryland 21202.

         Provident's Annual Report to Shareholders and Annual Report on Form 10-K accompany this proxy statement.

                                          By Order of the Board of Directors

                                          /s/ Peter M. Martin

                                          PETER M. MARTIN
                                          Chairman of the Board and
                                          Chief Executive Officer



Baltimore, Maryland
March 10, 2003

                        PROVIDENT BANKSHARES CORPORATION
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 16, 2003
                              10:00 A.M. LOCAL TIME

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints the official proxy committee of the Board of Directors of Provident Bankshares Corporation (the "Company"), each with full power of substitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held on April 16, 2003, at 10:00 a.m. local time, at the Company's offices at 114 East Lexington Street, Baltimore, Maryland and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

      1. The election as directors of all nominees listed (except as marked to the contrary below).

                  FOR            VOTE WITHHELD          FOR ALL EXCEPT
                  |_|                 |_|                    |_|

            Mark K. Joseph          Pierce B. Dunn        Kevin G. Byrnes
            Peter M. Martin         Sheila K. Riggs       Donald E. Wilson


            INSTRUCTION: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT" AND WRITE THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

            --------------------------------------------------------------------

      2. The ratification of the amendment to the Provident Bankshares Corporation Amended and Restated Stock Option Plan.

                  FOR               AGAINST               ABSTAIN
                  |_|                 |_|                   |_|


            --------------------------------------------------------------------

      3. The ratification of the appointment of KPMG LLP as independent auditors of Provident Bankshares Corporation for the year ending December 31, 2003.

                  FOR               AGAINST               ABSTAIN
                  |_|                 |_|                   |_|

      YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2 AND 3.

      THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING WHETHER OR NOT TO ADJOURN THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXIES IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE BOARD OF DIRECTORS TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEES ARE UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE MEETING.


         PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE
                         ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.


Date ______________________         __________________________________________
                                    Signature of Shareholder



Date ______________________         __________________________________________
                                    Signature of Shareholder


      The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Shareholders and of a proxy statement dated March 10, 2003 and of the Annual Report to Shareholders.